EX-99.d.4.A

Exhibit A to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investment Advisors, Inc. and UMB Scout Funds

Series Name	Effective Date
UMB Scout Stock Fund	April 1, 2005
UMB Scout Growth Fund	April 1, 2005
UMB Scout Small-Cap Fund	April 1, 2005
UMB Scout International Fund	April 12, 2005
UMB Scout Bond Fund	April 1, 2005
UMB Scout Money Market Fund-Federal Portfolio	April 1, 2005
UMB Scout Money Market Fund - Prime Portfolio	April 1, 2005
UMB Scout Tax-Free Money Market Fund	April 1, 2005
UMB Scout Mid Cap Fund	October 28, 2006
UMB Scout International Discovery Fund	December 31, 2007
UMB Scout TrendStar Small Cap Fund	[July 1, 2009]

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be amended and restated effective as of the [1st] day of [July] 2009.

Scout Investment Advisors, Inc.	UMB Scout Funds, on behalf of the series
listed on this Exhibit A
By:	By:
Title: Chief Financial Officer	Title: President___________________

Exhibit B to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investment Advisors, Inc. and UMB Scout Funds

Fund	Advisory Fee
0.60% for the first $1 billion of annual average daily net assets
UMB Scout Stock Fund	0.575% for annual average daily net assets over $1 billion
UMB Scout Growth Fund	0.60% for the first $1 billion of annual average daily net assets
0.575% for annual average daily net assets over $1 billion
UMB Scout Small Cap Fund	0.75% for the first $1 billion of annual average daily net assets
0.65% for annual average daily net assets over $1 billion
UMB Scout International Fund	0.80% for the first $1 billion of annual average daily net assets
0.70% for annual average daily net assets over $1 billion
UMB Scout Bond Fund	0.40% of annual average daily net assets
UMB Scout Money Market	0.30% of annual average daily net assets
Fund – Federal Portfolio
UMB Scout Money Market	0.34% of annual average daily net assets
Fund – Prime Portfolio
UMB Scout Tax-Free Money	0.30% of annual average daily net assets
Market Fund
UMB Scout Mid Cap Fund	0.80% for the first $1 billion of annual average daily net assets
0.70% for annual average daily net assets over $1 billion
UMB Scout International	0.95% for the first $1 billion of annual average daily net assets
Discovery Fund	0.85% for annual average daily net assets over $1 billion
UMB Scout TrendStar Small	0.75% of annual average daily net assets
Cap Fund

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to be amended and restated effective as of the [1st] day of [July], 2009.

Scout Investment Advisors, Inc.	UMB Scout Funds, on behalf of the series
listed on this Exhibit B
By:	By:
Title: Chief Financial Officer________	Title: President___________________